CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended
December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                        /s/  ARTHUR ANDERSEN LLP



New York, New York
March 20, 1997